UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

     Date of report (Date of earliest event reported) March 31, 2009

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

000-27778	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NW, Suite 1000, Atlanta, Georgia	30305
(Address of Principal Executive Offices)	(Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of Premiere Global Services, Inc. approved the recommendation of our Chief Executive Officer, which we disclosed in our current report on Form 8-K filed February 19, 2009, and granted to David E. Trine, our Chief Financial Officer, 100,000 shares of restricted stock effective March 31, 2009. These shares vest as to 25,000, 25,000 and 50,000 shares on the first, second and third anniversaries of the grant date, respectively, provided that Mr. Trine is employed by us on such dates. Upon a “change in control,” as defined in his employment agreement, which we previously filed as Exhibit 10.1 to the current report on Form 8-K filed February 19, 2009, the vesting of any unvested shares will accelerate in full and upon Mr. Trine’s termination without “cause,” also as defined in his employment agreement, the vesting will accelerate with respect to the tranche next scheduled to vest. The shares are subject to terms and conditions as set forth in the restricted stock agreement that is included as Exhibit 10.1 to this current report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Restricted Stock Agreement between David E. Trine and the Registrant under the Registrant’s 2004 Stock Plan.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: April 1, 2009	By:	/s/ Scott Askins Leonard Scott Askins Leonard Senior Vice President – Legal, General Counsel and Secretary

EXHIBIT INDEX

Exhibit 10.1	Restricted Stock Agreement between David E. Trine and the Registrant under the Registrant’s 2004 Stock Plan.